Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

BY
Empire Resources, Inc.

PURSUANT TO ITS OFFER TO PURCHASE
DATED JUNE 4, 2012

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 29, 2012,
UNLESS EXTENDED (THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below) this Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value $0.01 per share, are not immediately available or stockholders cannot deliver shares to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, (2) the procedure for book-entry transfer by the expiration of the Offer or (3) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free (877) 248-6417 or (718) 921-8317
Fax: 718 234-5001

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, registered mail, overnight courier or facsimile transmission to the Depositary, as described in Section 3 of the Offer Letter.

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the Dealer Manager, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3, “Procedure for Tendering Stockholders” section of the Offer to Purchase. Unless otherwise indicated, all references to shares are to shares of our common stock.

 Number of shares to be tendered.

ODD LOTS
(See Instruction 5 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the Company purchases the minimum number of shares indicated below in the Offer, it will not purchase any of the shares tendered by such stockholder. It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and the Company urges stockholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is:

shares.

If, because of proration, the minimum number of shares designated above will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned:

SIGNATURES

Signatures:

Name(s) of Stockholders(s):

(please type or print)

Certificate Nos.:

Address:

(Include Zip Code)

Daytime Area Code and Telephone
Number:

Date: ___________________, 20___

If shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an agent’s message in the case of a book-entry transfer, and any other required documents, all within three OTCQX trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary, or confirmation of receipt of the shares pursuant to the procedure for book-entry transfer and an agent’s message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(please print)

Title:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Date: _____________, 20___

NOTE: DO NOT SEND SHARES WITH THIS FORM. SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.